Exhibit 99.1

Ethan Allen Interiors Inc.
Investor Contact: Peg Lupton
(203) 743-8234
Media Contact: Kelly Maicon
(203) 743-8575

Ethan Allen to Host Investor Conference;
Provides Comments on Current Business Trends

DANBURY, CT, September 20, 2004 – Ethan Allen Interiors Inc. (NYSE: ETH) (the “Company”) will host an investor conference at 10:00 a.m. on Tuesday, September 21, 2004. Management will discuss the Company’s strategy for future growth, including its “Furnishing Solutions” campaign which was introduced last year. In addition, investors will be given the opportunity to preview several exciting new collections which will be made available to the Company’s retail network and consumers during the coming year.

A webcast of management’s presentations will be made available at http://www.ethanallen.com/investors.

Farooq Kathwari, Chairman and CEO, commented: “In recent years we’ve worked hard to reinvent and strengthen the Company’s Formal lifestyle product offerings with the introduction of collections like Townhouse, Tuscany, and, most recently, Newport. We are now beginning to turn our attention to our Casual lifestyle presentations. By next spring, over 70% of our product lines will have been newly-introduced within the last three years, enabling us to expand our reach and appeal to a broader consumer base.”

On the question of business trends, Mr. Kathwari stated: “Business remains somewhat challenging as economic uncertainty and weaker-than-anticipated consumer confidence are still evident. Further, delivered sales have been adversely affected by hurricanes and flooding throughout the South and Southeast. While it is still too early to make projections for the whole quarter, we currently expect sales and earnings to approximate last year’s performance.”

Ethan Allen Interiors Inc. is a leading manufacturer and retailer of quality home furnishings. The Company sells a full range of furniture products and decorative accessories through an exclusive network of over 300 retail stores in the United States and abroad. Ethan Allen has 12 manufacturing facilities, which include 2 sawmills, located throughout the United States.

This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 and other reports filed with the Securities and Exchange Commission. Management’s discussion in this release contains forward-looking statements relating to future results of the Company. These forward-looking statements are subject to various assumptions, risk and uncertainties, and accordingly, actual results could differ materially from those contemplated by the forward-looking statements.

_________________